Exhibit 99.1
FOR IMMEDIATE RELEASE
MRV REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS
Consolidated Revenue Increases 16% Year-Over-Year
Networking Equipment Revenue Increases 18% Year-Over-Year
CHATSWORTH, CA – April 25, 2007 – MRV COMMUNICATIONS, INC. (Nasdaq: MRVC), today reported its results for the first quarter ended March 31, 2007.
Revenue for the first quarter of 2007 was $90 million, an increase of 16% over revenue of $77 million in the first quarter of 2006. GAAP net loss for the first quarter of 2007 was $2.2 million or $0.02 per share, as compared with a GAAP net loss of $3.7 million, or $0.03 per share, for the first quarter of 2006. Non-GAAP net loss for the first quarter of 2007, which excludes non-cash share-based compensation, was $1.4 million, or $0.01 per share, as compared with a non-GAAP net loss of $2.9 million, or $0.03 per share, for the first quarter of 2006.
“Overall, demand for our products remains solid driven by the increased need for Metro Ethernet solutions in North America and the acceleration of carriers rolling out FTTX programs around the world,” commented Noam Lotan, President & CEO of MRV. “Our network access, traffic aggregation and optical transport solutions are key components in delivering important industry initiatives like IPTV and Ethernet services. MRV is focused on helping carriers address both initiatives while also ensuring interoperability and co-existence with other core network equipment vendors.”
Continued Mr. Lotan, “We continue to anticipate closing our proposed acquisition of Fiberxon, Inc. in the second quarter of 2007. By combining Fiberxon with Luminent, our goal is to create one of the largest, most comprehensive manufacturers of optical transceivers for telecommunications networks. The combined Company is expected to be a leader in providing BPON, GPON and GE-PON transceivers for the fast growing FTTX market and will also have a strong position in supplying metro transceivers including the rapidly expanding 10-gig opportunity.”
Kevin Rubin, Chief Financial Officer of MRV, commented, “Our network equipment and network integration revenue each increased 18% year-over-year and we expect networking margins to increase sequentially in the second quarter as our defense business rebounds substantially from a soft quarter. During the first quarter of 2007, our fiber optic revenue, gross profit and net loss each benefited from the recognition of $2.9 million, or $0.02 per share, in deferred revenue as the conditions preventing prior recognition of this revenue lapsed. Looking forward, we expect sales to increase sequentially driven by positive business trends on all fronts.”

Second Quarter of 2007 Outlook
MRV currently estimates that revenues for the second quarter of 2007 will be in the range of $95 million to $99 million. Net income per share is currently forecasted to be in the range of $0.00 to $0.01 per share on a non-GAAP basis, which excludes the effect of SFAS No. 123(R) non-cash share-based compensation (which is forecasted to be approximately $0.01 per share). On a GAAP basis, net income (loss) per share is currently forecasted to be in the range of $(0.01) to $0.00 per share.
Other Information
MRV will host a conference call to discuss its first quarter of 2007 financial results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). For parties in the United States and Canada, call 800-257-7063 to access the conference call. International parties can access the call at 303-262-2138. A financial presentation designed to guide participants through the call will also be available. MRV will offer its live audio broadcast of the conference call, along with the financial presentation, on the MRV Investor website at http://ir.mrv.com. For replay information, please visit the MRV Investor website.
Non-GAAP Financial Measures
MRV believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. These measures are not presented in accordance with, nor are they a substitute for accounting principles generally accepted in the United States, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of non-GAAP net income (loss) and non-GAAP net income (loss) per share data, as well as other non-GAAP measures, to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as non-cash expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time.
We provide non-GAAP information relative to our expense for non-cash share-based compensation. We began to include non-cash share-based compensation in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”) in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of share-based compensation, we believe that the exclusion of non-cash share-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock non-cash share-based compensation allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected on our statement of operations. Non-cash share-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of cash ultimately received by the employee; and the cost to the Company is based on a non-cash share-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the
Exhibit 99.1-2

Company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Because of these unique characteristics of non-cash share-based compensation, management excludes these expenses when analyzing the organization’s business performance.
Forward-Looking Statements
This press release contains statements regarding future financial and operating results of MRV, MRV’s expected revenues and net income (loss) for the second quarter of 2007 that ends on June 30, 2007, management’s assessment of positive business trends and their effect on the increase in MRV’s revenues during the quarter ending June 30, 2007, the closing of the proposed transaction between MRV and Fiberxon, benefits and synergies of the proposed transaction and other statements about management’s future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV and Luminent are engaged that are based on management’s current expectations, estimates, forecasts and projections about MRV, Luminent and Fiberxon and the combined Company, as well as MRV’s, Luminent’s and Fiberxon’s and the combined Company’s future performance and the industries in which MRV, Luminent and Fiberxon operate and the combined Company will operate, in addition to managements’ assumptions. These statements constitute forward- looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” “forecasts,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance or that the events anticipated will occur and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Actual results could differ materially because of the following factors, among others, which may cause revenues, gross margins and income (loss) to fall short of anticipated levels: vigorous competition relating to our entry into new markets or from our existing markets; market acceptance of new products; continued market acceptance of existing products and continued success in selling the products of other companies; product price discounts; the timing and amount of significant orders from customers; delays in product development and related product release schedules; obsolete inventory or product returns; warranty and other claims on products; technological shifts; the availability of competitive products at prices below MRV’s or Luminent’s prices; the continued ability to protect MRV’s and Luminent’s intellectual property rights; changes in product mix; maturing product life cycles; product sale terms and conditions; currency fluctuations; implementation of operating cost structures that align with revenue growth; the financial condition of MRV’s and Luminent’s customers and vendors; the failure of conditions required to successfully complete the acquisition of Fiberxon, Inc.; adverse results in litigation; the impact of legislative actions; higher insurance costs; potential new accounting pronouncements; the effects of terrorist activity and armed conflict; disruptions in general economic activity and changes in MRV’s or Luminent’s operations and security arrangements; the effects of travel restrictions and quarantines associated with major health problems, such as the Severe Acute Respiratory Syndrome, on general economic activity; decreases in corporate information technology spending or other changes in general economic conditions that affect demand for MRV’s or Luminent’s products.
For further information regarding risks and uncertainties associated with MRV’s and Luminent’s businesses, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of MRV’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2006 and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MRV’s investor relations department or at MRV’s investor relations website at http://ir.mrv.com.
All information in this release is as of April 25, 2007. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.
Exhibit 99.1-3

About MRV Communications, Inc.
MRV Communications, Inc. (“MRV”) is a leading provider of network equipment and services and optical components. MRV’s networking business provides equipment used by commercial customers, governments and telecommunications service providers, and includes switches, routers, physical layer products and out-of-band management products as well as specialized networking products for aerospace, defense and other applications including voice and cellular communication. MRV’s optical components business provides optical communications components for metropolitan, access and Fiber-to-the-Premises applications, through its wholly owned subsidiary LuminentOIC, Inc. MRV markets and sells its products worldwide through a variety of channels, including a dedicated direct sales force, manufacturers’ representatives, value-added-resellers, distributors and systems integrators. MRV also has operations in Europe that provide network system design, integration and distribution services that include products manufactured by third-party vendors, as well as internally developed and manufactured products. Publicly traded since 1992, MRV is listed on the NASDAQ Global Market under the symbol MRVC. For more information about MRV and its products, please call (818) 773-0900 or visit our websites at www.mrv.com and www.luminentoic.com.

Investor Relations	The Blueshirt Group for MRV
MRV Communications, Inc.	Chris Danne, Rakesh Mehta
Investor Relations	(415) 217-7722
(818) 886-MRVC (6782)	chris@blueshirtgroup.com
ir@mrv.com	rakesh@blueshirtgroup.com
Exhibit 99.1-4

MRV Communications, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2007	2006
	(Unaudited)
Revenue	$89,679	$77,262
Cost of goods sold	61,363	51,517

Gross profit	28,316	25,745
Gross margin	32%	33%

Operating costs and expenses:
Product development and engineering	7,306	6,980
Selling, general and administrative	22,739	20,674

Total operating costs and expenses	30,045	27,654

Operating loss	(1,729)	(1,909)

Interest expense	(1,052)	(1,056)
Other income, net	1,435	616

Loss before taxes	(1,346)	(2,349)
Provision for taxes	870	1,332

Net loss	$(2,216)	$(3,681)

Net loss per share:
Basic	$(0.02)	$(0.03)
Diluted	$(0.02)	$(0.03)
Weighted average number of shares:
Basic	125,758	107,714

Diluted	125,758	107,714

Exhibit 99.1-5

MRV Communications, Inc.
Non-GAAP Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2007	2006
	(Unaudited)
Revenue	$89,679	$77,262
Cost of goods sold	61,278	51,445

Gross profit	28,401	25,817
Gross margin	32%	33%

Operating costs and expenses:
Product development and engineering	7,116	6,775
Selling, general and administrative	22,190	20,212

Total operating costs and expenses	29,306	26,987

Operating loss	(905)	(1,170)

Interest expense	(1,052)	(1,056)
Other income, net	1,435	616

Loss before taxes	(522)	(1,610)
Provision for taxes	870	1,332

Net loss	$(1,392)	$(2,942)

Net loss per share:
Basic	$(0.01)	$(0.03)
Diluted	$(0.01)	$(0.03)
Weighted average number of shares:
Basic	125,758	107,714

Diluted	125,758	107,714

Exhibit 99.1-6

MRV Communications, Inc.
Reconciliation of GAAP to Non-GAAP Net Loss
(In thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2007	2006
	(Unaudited)
GAAP net loss	$(2,216)	$(3,681)
Share-based compensation expense (SFAS 123(R) expense) included in Cost of goods sold	85	72
Share-based compensation expense (SFAS 123(R) expense) included in Product development and engineering	190	205
Share-based compensation expense (SFAS 123(R) expense) included in Selling, general and administrative	549	462

Non-GAAP net loss	$(1,392)	$(2,942)

Net loss per share:
GAAP loss per share — basic and diluted	$(0.02)	$(0.03)
Non-GAAP loss per share — basic and diluted	$(0.01)	$(0.03)
Weighted average number of shares:
Basic	125,758	107,714

Diluted	125,758	107,714

Exhibit 99.1-7

MRV Communications, Inc.
Balance Sheets
(In thousands)

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$85,269	$91,722
Short-term marketable securities	26,393	25,864
Time deposits	5,064	821
Accounts receivable, net	84,956	95,244
Inventories	65,215	61,361
Deferred income taxes	895	895
Other current assets	15,712	13,607

Total current assets	283,504	289,514
Property and equipment, net	14,721	14,172
Goodwill	36,159	36,348
Deferred income taxes	1,460	1,460
Other assets	4,699	4,728

	$340,543	$346,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term obligations	$21,565	$26,289
Accounts payable	50,317	47,384
Accrued liabilities	24,355	29,704
Deferred revenue	7,721	7,624
Other current liabilities	7,772	5,926

Total current liabilities	111,730	116,927
Convertible notes	23,000	23,000
Other long-term liabilities	7,409	7,295
Minority interest	5,260	5,248
Commitments and contingencies
Stockholders’ equity	193,144	193,752

	$340,543	$346,222

Exhibit 99.1-8